SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2013

LAYNE CHRISTENSEN COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
_______________	_______________	_______________

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

(Address of Principal Executive Offices)
____________________

(913) 362-0510

(Registrant's telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2013, the Board of Directors (the "Board") of Layne Christensen Company (the "Company") elected John Nesser a director effective as of September 5, 2013.  Mr. Nesser will fill the vacancy on the Board created by Jeffrey J. Reynolds' retirement from the Board on June 6, 2013.  At this time, no decision has been made as to which committees of the Board Mr. Nesser will be appointed.

Mr. Nesser will be compensated for his service on the Board in accordance with the Company's director compensation program as outlined in the Company's proxy statement filed with the Securities and Exchange Commission on May 8, 2013.

There is no arrangement or understanding between Mr. Nesser and any other person pursuant to which Mr. Nesser was elected as a director. At this time, the company is not aware of any transactions with Mr. Nesser that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit.      The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release dated August 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: August 29, 2013	By:	/s/ James R. Easter
		Name:	James R. Easter
		Title:	Chief Financial Officer

Exhibit Index:

Exhibit Number	Description of Exhibit

99.1	Press Release dated August 29, 2013